UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2009

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 17, 2009, each of Russell C. Horowitz, Marchex’s Chairman and Chief Executive Officer, John Keister, Marchex’s President, and Matthew Berk, Marchex’s Executive Vice President of Project Engineering, established sales plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), to provide for pre-determined sales of a portion of their Marchex common stock as part of their individual long-term asset diversification and liquidity strategies, subject to certain contingencies, and with sales commencing in each case following the termination of all sales under any previously established sales plans. Each of these 10b5-1 plans provides for sales of specified share amounts at specific market prices, subject to specified limitations, and requires that such sales be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Under the new Rule 10b5-1 plans (i) Mr. Horowitz will sell up to a maximum of 900,000 shares over a period of up to ten (10) months commencing January 2010 which, if the maximum is sold, represents approximately 9% of Mr. Horowitz’s current direct and indirect holdings of Marchex common stock, approximately 4% of the currently outstanding Class B common stock of Marchex and approximately 2% of the currently outstanding total common stock of Marchex, (ii) Mr. Keister will sell up to a maximum of 510,000 shares over a period of up to twelve (12) months commencing April 2010 which, if the maximum is sold, represents approximately 19% of Mr. Keister’s current direct and indirect holdings of Marchex common stock, approximately 2% of the currently outstanding Class B common stock of Marchex and approximately 1% of the currently outstanding total common stock of Marchex and (iii) Mr. Berk will sell up to a maximum of 84,708 shares over a period of up to twelve (12) months commencing January 2010 which, if the maximum is sold, represents approximately 22% of Mr. Berk’s current direct and indirect holdings of Marchex common stock, less than 1% of the currently outstanding Class B common stock of Marchex and less than 1% of the currently outstanding total common stock of Marchex. The aforementioned sales under the new Rule 10b5-1 plans include the sales of certain restricted shares as such shares vest in part to cover tax liability incurred upon vesting of such restricted shares.

Marchex permits its directors, officers and certain employees to enter into stock trading plans with respect to Marchex common stock which are intended to qualify for the safe harbor under Rule 10b5-1, subject to Marchex’s applicable guidelines and policies on insider trading. The new Rule 10b5-1 plans identified above were adopted in accordance with Marchex’s Code of Conduct for all officers, directors and employees. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information. Such plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading them out over time.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2009	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer